Exhibit 99.2

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

--------------------------------------------X
                                            :
LIGHTPATH TECHNOLOGIES, INC.,               :
                                            :
              Plaintiff,                    :
                                            :        C.A. No. 18021 NC
                  v.                        :
                                            :
LOUIS G. LEEBURG, WILLIAM   LEEBURG and     :
DONALD E. LAWSON, as representatives        :
of a class of ALL CLASS E   STOCKHOLDERS    :
LIGHTPATH TECHNOLOGIES, INC.,               :
                                            :
               Defendants,                  :
                                            :
                  and                       :
                                            :
MICHAEL J. REARDON, ALBERT E. RAIZNER,      :
JOHN ABUKHALIL, RICHARD a. GOLDFARB,        :
MILTON NIRKEN, OSAMA MIKHAIL, WELDON        :
GUEST, MORDECHAJ BLANKENFELD, HERMAN        :
LAPIN, JAMES T. FOX, NORMAN RAPPAPORT,      :
MARK     BERGER, CAROL SUE FINKELSTEIN,     :
GREGARIO CASAR, RANDOLPH W. EVANS,          :
MARTIN BARRASH, RICHARD M. BARRETT,         :
M.D. P.A., DANIEL BARRETT, CYNTHIA A.       :
BARRETT, ROBERT GORDON, as Trustee of       :
ALAN J. and SHERRI GORDON EISENMAN          :
FAMILY TRUST, and LARRY I. LIPSHULTZ,       :
                                            :
         Additional Defendants.             :
                                            :
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                      SUPPLEMENTAL NOTICE OF CLASS ACTION,
                         CLASS ACTION DETERMINATION AND
                       APPROVAL OF CLASS ACTION SETTLEMENT

TO:  All holders of the Class E stock of LightPath
     Technologies, Inc. ("LightPath"), their legal representatives, heirs and successors in interest.

     NOTICE IS HEREBY GIVEN that the Delaware Court of Chancery, as a result of a settlement hearing held on January 8, 2001 and certain proceedings entertained thereafter, has, by an Order and Final Judgment entered November 9, 2001, approved a settlement and dismissal of the above-captioned defendant class action litigation pursuant to the terms of settlement of which you were given notice previously by the "Notice Of Pendency Of Class Action, Class Determination, Proposed Settlement, Settlement Hearing And Right To Appear" dated November 22, 2000, but with two modifications. The purpose of this Supplemental Notice is to advise you of the two modifications approved by the Court and of your rights under the settlement as a member of the Defendant Class consisting of all record holders and beneficial owners of the class E-1, Class E-2 and Class E-3 stock of LightPath (collectively "the Class E shares").

     First, the Court has certified the Defendant Class pursuant to Court of Chancery Rule 23(b)(3) rather than the classification requested as a part of the settlement. This means that any member of the Defendant Class has the right to be excluded from the Defendant Class, and to neither be bound by the terms of the Order And Final Judgment settling and dismissing the litigation nor participate in the settlement approved by the Court, if the class member so elects. However, to be excluded from the Defendant Class, it is necessary that a class member specifically request exclusion in writing. Accordingly,

               NOTICE IS HEREBY GIVEN that any member of the Defendant Class who does not request exclusion from membership in the Defendant Class will be (i) included in the Defendant Class, (ii) included in the Order And Final Judgment, and (iii) bound by the settlement approved by the Order And Final Judgment. The Court, however, will exclude from membership in the Defendant Class any member thereof who desires exclusion and who files by mail a written request for exclusion in the form accompanying this Supplemental Notice as Exhibit "A" POST-MARKED NO LATER THAN DECEMBER 24, 2001 and addressed to counsel of record for the Defendant Class as follows:

                         Robert D. Goldberg, Esquire
                         Biggs & Battaglia
                         1800 Mellon Bank Center
                         P.O. Box 1489
                         Wilmington, DE  19899

               Any such request must contain the name,
               address and telephone number of the person or entity requesting exclusion.

               If you exclude yourself from the Defendant
               Class you will not be eligible to participate in the settlement distribution approved by the Court. If you wish to participate in the settlement distribution approved by the Court, you should not exclude yourself from membership in the Defendant Class.

Second, the settlement originally proposed, and of which you were given notice previously, provided each Class E shareholder with a choice between an option to purchase one (1) share of LightPath's Class A stock for every one hundred (100) Class E shares held or a cash payment of $0.40 for each Class E share. Because of the passage of time since the settlement hearing on January 8, 2001, and the change in the market conditions during the interim, LightPath has proposed voluntarily to increase the option alternative so that it will give the right to purchase five (5) shares of LightPath's Class A stock for each one hundred (100) shares of Class E stock held, but on the same terms and conditions set forth in the original Notice. Counsel for the Defendant Class has agreed to accept this modification to the settlement and the Court has approved it.

     Accordingly, the settlement approved by the Court provides those holders of Class E shares who do not elect to be excluded from the Defendant Class (the "non-excluded Class E shareholders") with a choice between (A) an option to purchase five (5) shares of LightPath's Class A stock ("the Option" or "the Options") for every one hundred (100) Class E shares held or (B) a cash payment of $0.40 for each Class E share. The Option will have an exercise price equal to the average of the closing price of LightPath's Class A stock for the ten (10) trading days immediately prior to the effective date of the settlement and will expire two (2) years after the date the settlement becomes effective. The settlement will be deemed effective 31 days after the date on which the Order And Final Judgment was signed, if no appeal is taken, or, if an appeal is taken from the Order And Final Judgment, the business day following the date on which the Order And Final Judgment is no longer subject to further appeal or review.

     The Options will be non-transferable by their terms, but LightPath will register the shares issuable on the exercise of the Options pursuant to applicable federal and state securities laws. To provide you with information to use when making this choice and to register the issuance of the Options under federal securities laws, the Company will, as soon as practicable, file a registration statement with the United States Securities and Exchange Commission. As soon as practicable after the effective date of the registration statement, the Company will furnish each non-excluded Class E shareholder with a prospectus describing the Company's business and finances as of the dates set forth. Non-excluded Class E shareholders will have fifteen (15) days from the date on which the prospectus was mailed to them within which to elect to receive either the cash or the Option as set forth herein, by letter addressed to Ms. Donna Bogue, Chief Financial Officer, LightPath Technologies, Inc., 3819 Osuna, N.E., Albuquerque, NW 87109. Any such letter shall be deemed received two (2) days following the postmark date on the letter. In the event a non-excluded Class E shareholder fails to make a timely election, LightPath will deem such shareholder to have elected to receive a cash payment of $0.40 per Class E share.

     A copy of the form of option agreement proposed to be used if an election is made to receive the Option rather than the cash payment of $0.40 per Class E share is attached hereto as Exhibit "B".

     Should you have any questions with respect to this Supplemental Notice, the settlement approved by the Court or the litigation generally, you should raise them with your own attorney or counsel for the Defendant Class at the mailing address for Robert D. Goldberg, Esquire set forth above or, if by phone, at
(302)655-9677.

             DO NOT CONTACT THE COURT REGARDING ANY SUCH QUESTIONS.


November 9, 2001
Wilmington, Delaware


                                        By Order Of The Court



                                        /s/ Dianne M. Kempski
                                        ----------------------------------------
                                        REGISTER IN CHANCERY

                                    Exhibit A

                         NOTICE OF EXCLUSION FROM CLASS

                    THIS NOTICE MUST BE MAILED AND POSTMARKED
                       NO LATER THAN ______________, 2001

To:  Robert D. Goldberg, Esquire
     Biggs & Battaglia
     1800 Mellon Bank Center
     P.O. Box 1489
     Wilmington, DE  19899

Dear Mr. Goldberg:

     Pursuant to the Supplemental Notice of Class Action, Class Action Determination and Approval of Class Action Settlement, date ________________, 2001 (the "Supplemental Notice") and the Order and Final Judgment dated ________________, 2001, of the Court of Chancery of the State of Delaware in New Castle County, copies of which have been received and reviewed by me, with such legal or other assistance as I have deemed appropriate, the undersigned owner of Class E Common Stock of LightPath Technologies, Inc. hereby irrevocably elects to be excluded from the Defendant Class (as defined in the Supplemental Notice). The undersigned understands and agrees that by such exclusion from the Defendant Class, the undersigned will not be eligible to participate in the settlement distribution approved by the Court in the Order and Final Judgment.

Dated:_______________, 2001

__________________________________      ________________________________________
Please print name in which              Authorized signature
shares are held

__________________________________      ________________________________________
                                        Title, if any
__________________________________

__________________________________

__________________________________
Address of shareholder

Phone Number (   )
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